                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT


                         SUBSIDIARIES OF THE REGISTRANT


                                                             STATE OF
                                         PERCENTAGE       INCORPORATION
                                             OF                OR
PARENT            SUBSIDAIRY             OWNERSHIP        ORGANIZATION
------            ----------             ---------        ------------

FASTNET           INTERNET                  100%           PENNSYLVANIA
CORPORATION       UNLIMITED, INC.


FASTNET           DASLIC                    100%           DELAWARE
CORPORATION       HOLDING
                  CORPORATION

